UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2008

REPLIGEN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-14656	04-2729386
(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

(781) 250-0111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2008, Alfred L. Goldberg, Ph.D. was elected to the Board of Directors (the “Board”) of Repligen Corporation (the “Company”). Dr. Goldberg is currently a Professor of Cell Biology at Harvard Medical School.

Dr. Goldberg will receive the customary compensation paid to the Company’s non-employee directors. Each non-employee director receives $5,000 per quarter and $1,500 plus expenses for each Board meeting they attend. Under the 2001 Repligen Corporation Stock Plan, each newly-elected, non-employee director who joins the Board is entitled to receive an option to purchase 24,000 shares of Common Stock on the date he or she joins the Board (an “Initial Board Option”). These Initial Board Options vest equally over a three-year period from the date of grant. In addition, each non-employee director is granted an option to purchase 15,000 shares of Common Stock (the “Annual Board Options” and together with the Initial Board Options, the “Board Options”) at the time of each annual stockholder meeting. These options vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Board Options have a term of ten years, subject to early termination in the event of death, removal or resignation from the Board. No director would be entitled to receive Board Options covering more than an aggregate of 150,000 shares of Common Stock, excluding expired unexercised options. All of these stock options will have an exercise price equal to the fair market value of the stock on the date the stock option is granted.

There are no arrangements or understandings between Dr. Goldberg and any other persons pursuant to which Dr. Goldberg was selected as a director. There have been no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000, and in which Dr. Goldberg had, or will have, a direct or indirect material interest.

The Company has issued a press release announcing Dr. Goldberg’s election to the Board and has attached a copy of such press release as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: July 1, 2008	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 1, 2008